UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AVAGO TECHNOLOGIES LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 9, 2014.

AVAGO TECHNOLOGIES LIMITED

Meeting Information

Meeting Type: Annual General Meeting

For holders as of: February 11, 2014

Date: April 9, 2014 Time: 11:00 AM PACIFIC TIME

Location: Avago Technologies U.S. Inc.

350 West Trimble Road

San Jose, CA 95131

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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- Before You Vote -

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com

2) BY TELEPHONE: 1-800-579-1639

3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before March 26, 2014 to facilitate timely delivery.

- How To Vote -

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

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Voting Items

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:

1a. Mr. Hock E. Tan

1b. Mr. John T. Dickson

1c. Mr. James V. Diller

1d. Mr. Lewis C. Eggebrecht

1e. Mr. Bruno Guilmart

1f. Mr. Kenneth Y. Hao

1g. Ms. Justine F. Lien

1h. Mr. Donald Macleod

1i. Mr. Peter J. Marks

2. To approve the re-appointment of PricewaterhouseCoopers LLP as Avago’s independent registered public accounting firm and independent Singapore auditor for the fiscal year ending November 2, 2014, and to authorize the Audit Committee to fix its remuneration.

3. To approve the cash compensation for Avago’s non-employee directors for services rendered by them through the date of Avago’s 2015 Annual General Meeting of Shareholders and for each approximately 12-month period thereafter, as set forth in Avago’s notice of, and proxy statement relating to, its 2014 Annual General Meeting.

4. NON-BINDING, ADVISORY VOTE: To approve the compensation of Avago’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, set forth in “Compensation Discussion and Analysis” and in the compensation tables and the accompanying narrative disclosure under “Executive Compensation” in Avago’s proxy statement relating to its 2014 Annual General Meeting.

5. To approve the general authorization for the directors of Avago to allot and issue ordinary shares, as set forth in Avago’s notice of, and proxy statement relating to, its 2014 Annual General Meeting.

6. To approve the Share Purchase Mandate authorizing the purchase or acquisition by Avago of its own issued ordinary shares, as set forth in Avago’s notice of, and proxy statement relating to, its 2014 Annual General Meeting.

7. To approve the adoption of the Avago Technologies Limited Executive Cash and Equity Incentive Award Plan and its administration and implementation by the Compensation Committee, as set forth in Avago’s notice of, and proxy statement relating to, its 2014 Annual General Meeting.

8. To approve the Severance Benefit Agreement between Avago and Hock E. Tan, President and Chief Executive Officer and a director, and the benefits that may be provided to Mr. Tan thereunder, as set forth in Avago’s notice of, and proxy statement relating to, its 2014 Annual General Meeting.

NOTE: In their discretion the Proxies (as defined in the proxy statement) are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

NOTE: YOUR INSTRUCTIONS MUST BE RECEIVED NO LATER THAN 11:00 AM PACIFIC TIME ON APRIL 7, 2014.

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Voting Instructions

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